UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of Earliest Event Reported):
                                January 28, 2009

                        CASH AMERICA INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


          Texas                      1-9733                 75-2018239
(State of incorporation)      (Commission File No.)        (IRS Employer
                                                          Identification No.)

                              1600 West 7th Street
                             Fort Worth, Texas 76102
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02   Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.


Short Term Incentive Plan

On January 28, 2009, the Board of Directors (the "Board") of Cash America International, Inc. (the "Company"), on the recommendation of its Management Development and Compensation Committee (the "Committee"), approved the 2009 terms and conditions of the Company's short term incentive compensation plan (the "STI plan"). The STI plan is an annual cash incentive plan available to many of the Company's employees, including its executive officers. Under the STI plan, a cash bonus pool may be funded based on the Company's achievement of certain financial objectives and on other factors that the Committee determines. The STI plan is administered by the Committee, which considers certain recommendations by the Company's CEO. Following the end of the year, the Committee evaluates whether the STI plan criteria have been met and determines whether or not to pay out that year's STI awards and the amounts of the awards.

The Committee has sole discretion in all matters concerning the STI plan, including whether to establish terms and conditions for a given year, whether to pay STI awards with respect to a year, and determining the aggregate amount of the STI awards to be paid. It sets target bonuses for all STI plan participants, including the Company's executive officers. The Committee determines the amount of the cash bonus pool to be allocated to the Company's executive officers and considers the recommendations of Company management in determining the amount of the cash bonus pool to be allocated to Company departments, groups and employees (other than executive officers).

In the 2009 STI plan, the Committee established incentives tied to the performance of the Company as a whole, and established incentives for employees of individual operating regions and business units tied to the performance of their respective regions and business units. The Committee established performance measures based on the Company's earnings before taxes, excluding any unusual items (the "EBT"); financial measures consisting of earnings before interest, taxes, depreciation and amortization ("EBITDA"), less certain internal charges of the Company's Retail Services Division; and the EBITDA for the Company's Internet Services Division. The Company determined the EBT and EBITDA goals based on its expectations of Company performance for the coming year.

The STI bonus for the executive officer who oversees the Company's Retail Services Division will be based both on the Company's EBT and the financial measures applicable to that Division. The STI bonus for the executive officer overseeing the Company's Internet Services Division will be based on the Company's EBT and the financial measures applicable to that Division. The STI bonuses for the Company's Chief Executive Officer, Chief Financial Officer and its other executive officer will be based solely on the Company's EBT.

At its January 28, 2009 meeting, the Board approved the Committee's recommendations of the target percentage of each employee's base salary that would be payable as an STI award. The targets for the Company's executive officers are: 100% for the Company's Chief Executive Officer; and 60% for the Company's other executive officers. Funding of the Company's cash bonus pool and the payment of individual cash bonuses to employees will be determined in the sole discretion of the Committee after the conclusion of the 2009 year.

Long Term Incentive Plan Awards

On January 28, 2009, the Board, on the recommendation of its Management Development and Compensation Committee, approved forms of a Long Term Incentive Plan Agreement (the "RSU Agreement") to be used in connection with awards of restricted stock units ("RSUs") under the Cash America International, Inc. 2004 Long Term Incentive Compensation Plan (the "Plan"). The Board also approved the grants of awards under RSU Agreements to Company officers, including the Company's principal executive officer and principal financial officer and certain of its other executive officers. The RSU Agreements that will be provided to the award recipients will identify the number of RSUs that were awarded to the recipient.

For the Company's executive officers, a portion of the RSUs granted under the RSU Agreements will vest in four equal annual installments on February 27, 2010, and on January 31, 2011, 2012 and 2013 (the "Timed RSUs"). The remaining portion (the "Performance RSUs") will vest subject to the Company achieving a Company

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performance target based on the improvement in its earnings per share over the three year period ending December 31, 2011. Depending on the Company's performance during that period, 0% to 100% of the Performance RSUs may vest at January 1, 2012. Other terms of these awards are consistent with previously disclosed terms of the Plan.

The vesting of all awards under the RSU Agreements is subject to the award recipient being employed by the Company on the applicable vesting date. An award recipient who leaves the Company for any reason will forfeit any award (or any portion of an award) that has not vested at the time of the departure, except in the event of certain changes in control, or, with respect to the Performance RSUs, unless the recipient's age plus tenure with the Company as of the recipient's termination date is at least 65 years. Award recipients may elect to defer receipt of up to 100% of the shares of Company common stock that are receivable upon vesting of the RSUs granted under the RSU Agreements.

The Board approved RSU awards for the Company's principal executive officer, principal financial officer and certain of its other executive officers. Except for the Company's CEO and the Company's CFO, the Company's other named executive officers identified in the Company's 2008 Proxy statement did not receive any RSU awards because they are no longer with the Company. The amounts below reflect the number of shares issuable upon vesting of each award; the number of Performance RSUs stated below reflects the maximum number of shares issuable upon vesting.


                                                           RSU Award
                                                           ---------
             Name                                  Timed RSUs   Performance RSUs
             ----                                  ----------   ----------------
Daniel R. Feehan, President and
 Chief Executive Officer                              18,072         22,586
Thomas A Bessant, Jr., Executive Vice President and
 Chief Financial Officer                              12,620          4,837


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CASH AMERICA INTERNATIONAL, INC.


Date: February 3, 2009             By:  /s/ J. Curtis Linscott
                                        ----------------------------------------
                                        J. Curtis Linscott, Executive Vice
                                        President and Secretary